Exhibit 10.35a

CONSTAR INTERNATIONAL INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2008)

Constar International Inc.

Supplemental Executive Retirement Plan

ARTICLE I. INTRODUCTION

This is the Constar International Inc. Supplemental Executive Retirement Plan (the “Plan”), as amended and restated effective January 1, 2008. This amendment and restatement of the Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) and is to be construed in accordance with Code Section 409A and the regulations and guidance issued thereunder.

This amendment and restatement of the Plan shall apply only to deferrals of compensation on or after January 1, 2005 and the provisions of this amendment and restatement shall be effective as of January 1, 2008. Amounts considered “deferred” (under Section 409A of the Code and the regulations and other guidance issued thereunder) prior to January 1, 2005 shall continue to be subject to the terms of the Plan as written prior to January 1, 2008.

Effective April 1, 2007, the Constar, Inc. Pension Plan (the “Constar Plan”) was closed to new participants and benefits under the Constar Plan ceased to accrue to all participants other than “grandfathered participants.” Grandfathered participants are participants who were employed on April 1, 2007, and as of December 31, 2007 had at least 15 years of vesting service and a combined age and years of vesting service of at least 65. Grandfathered participants will continue to accrue benefits under the Constar Plan at a reduced rate. These changes to the Constar Plan have a corresponding effect on this Plan. Accordingly, no new participants will be admitted to this Plan on or after April 1, 2007 and no additional benefits will accrue to participants in this Plan who are not “grandfathered participants” as defined above. Grandfathered participants will continue to accrue benefits on and after April 1, 2007 at the reduced rate provided under the Constar Plan.

The Plan is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

ARTICLE II. DEFINITIONS

The terms used herein shall have the following meanings, unless a difference meaning is clearly required by the context:

2.1. “Actuarial Equivalent” or “Actuarially Equivalent” means the equivalent actuarial value of a single life annuity, determined based upon the advice of the Plan’s actuary using the applicable factors listed in the Constar Plan.

2.2. “Beneficiary” means the same as such term is defined under the Constar Plan.

2.3. “Board of Directors” means the Board of Directors of Constar International Inc.

2.4. “Cause” means (a) the Participant, in carrying out his duties for the Company, engages in gross misconduct or gross negligence resulting in a material adverse effect on the Company, (b) the Participant embezzles any amount of the Company’s assets, (c) the Participant is convicted (including a plea of guilty or nolo contendere) of a felony involving moral turpitude, (d) the Participant breaches any restrictive covenant that he agreed to under the terms of his employment agreement with the Company, if applicable, or (e) the Participant’s willful and material failure to follow the lawful instructions of the Company’s Board of Directors (that are consistent with his duties to the Company). For purposes of this Section 2.4, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Any act or omission to act by the Participant in reliance upon an opinion of counsel to the Company shall not be deemed to be willful.

2.5. “Change in Control” means

2.5.1. The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), during any 12-month period ending on the date of the most recent acquisition by such person or persons, of more than 30% of the total voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition, directly or indirectly, by or from the Company or any subsidiary of the Company, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (b) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (c) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), are beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding common stock of the Company (“Common Stock”) and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

2.5.2. The occurrence, during any 12-month period, of a reorganization, merger or consolidation other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

2.5.3. The sale or other disposition, during any 12-month period ending on the date of the most recent sale or disposition, of assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such sale or disposition, other than to a subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

2.5.4. During any period of 12 consecutive months, the individuals at the beginning of any such period who constitute the Board of Directors and any new director (other than a director designated by a person or entity who has entered into any agreement with the Company or other person or entity to effect a transaction described in Section 2.5.1, 2.5.2 or 2.5.3 above) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors.

Notwithstanding the above, a “Change in Control” shall not include any event, circumstance or transaction which results from the action of any entity or group which includes, is affiliated with or is wholly or partially controlled by one or more executive officers of the Company and in which the Participant participates.

2.6. “Code” means the Internal Revenue Code of 1986, as amended.

2.7. “Code Section 401(a)(17) Limit” means the limit under section 401(a)(17) of the Code or any successor provision of law on the annual compensation that may be taken into account under a retirement plan qualified under section 401(a) of the Code, as adjusted from time to time.

2.8. “Code Section 415 Limit” means any limit under section 415 of the Code or any successor provision of law on the amount of annual benefits payable under a “defined benefit plan” (as defined in section 415 of the Code), as adjusted from time to time.

2.9. “Company” means Constar International Inc.

2.10. “Constar Plan” means the Constar, Inc. Pension Plan, as amended from time to time, and any successor thereto.

2.11. “Crown Plan” means the Crown Cork & Seal Company, Inc. Pension Plan, as amended from time to time, and any successor thereto.

2.12. “Disability” or “Disabled” means the total and permanent incapacity of a Participant (i) that is incurred during his active employment with the Company and prior to his Separation from Service and (ii) as a result of which he is receiving disability benefits under the Social Security Act.

2.13. “Disability Retirement” means a Participant’s Separation from Service on or after becoming Disabled after being credited with 15 Years of Service for vesting purposes.

2.14. “Early Retirement” means a Participant’s Separation from Service on or after reaching age 55 with 15 Years of Service for vesting purposes, but before reaching age 65.

2.15. “Employer” means the Company and any other entity included with the Company in a controlled group of corporations or trades or businesses within the meaning of Section 414(b) or Section 414(c) of the Code, provided that in applying Code Section 1563(a)(1), (2), and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2), and (3), and in applying Treasury Regulation §1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation §1.414(c)-2.

2.16. “Normal Retirement” means a Participant’s Separation from Service on or after reaching age 65.

2.17. “Participant” means an individual who has satisfied the requirements of Article III.

2.18. “Retire” or “Retirement” means a Participant’s Normal Retirement, Early Retirement or Disability Retirement.

2.19. “Separation from Service” means a Participant’s termination of employment with the Employer that meets the requirements of a “separation from service” as defined under Section 409A of the Code and the regulations and other guidance thereunder. Unless otherwise required under Section 409A of the Code, no Separation from Service on account of Disability shall occur prior to the date on which all wage continuation benefits cease under any short-term disability program of any Employer.

2.20. “Specified Employee” means, for any 12-month period beginning on April 1 and ending on the following March 31, a Participant who, as of the preceding December 31, was (i) an officer of the Company having annual compensation (as defined in Section 414(q)(4) of the Code) greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), (ii) a “five-percent owner” of the Company (as defined in Section 416(i)(1)(B) of the Code), or (iii) a person having annual compensation (as defined in Section 414(q)(4) of the Code) of more than $150,000 and who would be classified as a “five-percent owner” of the Company under Section 416(i)(1)(B) of the Code if “one percent” were substituted for “five percent” each time it appears in the definition of such term.

2.21. “Trust” means a trust established to accept and hold assets, subject to the claims of the Company’s creditors, until paid to Participants and their beneficiaries as specified in this Plan.

2.22. “Trustee” means the trustee designated in the trust agreement establishing the Trust.

2.23. “Years of Service” shall be determined in accordance with the applicable provisions of the Constar Plan.

ARTICLE III.– ELIGIBILITY.

3.1. An individual shall be a Participant in this Plan if such individual:

3.1.1. is a participant in the Constar Plan, and

3.1.2. has been designated in writing as eligible to participate in the Plan by the Board of Directors or its delegate.

ARTICLE IV.– CALCULATION OF BENEFITS.

4.1. Normal Retirement. The Normal Retirement benefit, if any, payable under this Plan shall be calculated as follows:

4.1.1. The Participant’s benefit under the Constar Plan calculated without regard to the Code Section 401(a)(17) Limit or the Code Section 415 Limit,

MINUS

4.1.2. the Participant’s accrued benefit under the Constar Plan, and

MINUS

4.1.3. the Participant’s accrued benefit under the Crown Plan.

4.1.4. For purposes of this Section, it shall be assumed that the Participant’s accrued benefit under the Crown Plan is paid to the Participant (or on his behalf to his Beneficiary) at the same time and in the same form and manner as payment of the Participant’s accrued benefit (or his Beneficiary’s survivor annuity under the Constar Plan) under the Constar Plan is paid, and is actuarily adjusted in the same manner as is his accrued benefit (or his Beneficiary’s survivor annuity under the Constar Plan) under the Constar Plan.

4.2. Early Retirement. A Participant’s Early Retirement benefit, if any, payable under this Plan shall be calculated as follows:

4.2.1. The Participant’s Normal Retirement benefit under Section 4.1 of this Plan, less:

4.2.2. five-ninths of one percent (5/9%) for each of the first sixty calendar months by which the Participant’s Early Retirement precedes the first day of the month following the Participant’s attainment of age 65; and:

4.2.3. five-eighteenths of one percent (5/18%) for each month between the sixtieth (60th) and the one hundred twentieth (120th) calendar month by which the Participant’s Early Retirement precedes the first day of the month following the Participant’s attainment of age 65.

4.3. Deferred Vested Benefit. The benefit payable under this Plan to a Participant who has a vested interest in such benefit and who has a Separation from Service before becoming eligible for Early Retirement or Normal Retirement shall be calculated pursuant to Section 4.1, as of the date of his Separation from Service and shall be paid in accordance with Section 5.1.3. In the case of a Participant who has at least 15 years of service for vesting purposes at the time of his Separation from Service, such benefit shall be reduced by five-ninths of one percent (5/9%) for each of the first 60 calendar months by which the benefit commencement date (as provided in Section 5.1.3) precedes the first day of the month following the Participant’s attainment of age 65, and by five-eighteenths of one percent (5/18%) for each month between the sixtieth (60th) and the one hundred twentieth (120th) calendar month by which the benefit commencement date precedes the first day of the month following the Participant’s attainment of age 65.

4.4. Disability Retirement.

4.4.1. Amount of Benefit. A Participant’s Disability Retirement benefit under this Plan, if any, shall be calculated as if the Participant had a Normal Retirement under Section 4.1.

4.4.2. Eligibility. To be eligible for a Disability Retirement benefit, a Participant must submit a completed Disability Retirement application to the Board of Directors no later than the first anniversary of the Participant’s last day of active employment. A Disability Retirement application shall not be considered complete unless a Participant includes with his application (i) a letter from the Social Security Administration awarding Social Security disability benefits, or (ii) to the extent such a letter is unavailable, evidence that an application for disability benefits has been filed with the Social Security Administration.

ARTICLE V.– TIMING AND FORM OF BENEFIT PAYMENT

5.1. Timing of Payment.

5.1.1. Normal Retirement. Except as otherwise provided, the supplemental pension described in Section 4.1 above shall be paid to the Participant (or on his behalf to his Beneficiary), commencing upon the first day of the month following the Participant’s Normal Retirement.

5.1.2. Early Retirement. Except as otherwise provided, the supplemental pension described in Section 4.2 above shall be paid to the Participant (or on his behalf to his Beneficiary) commencing upon the first day of the month following the Participant’s Early Retirement.

5.1.3. Deferred Vested Benefit. Except as otherwise provided, the benefit described in Section 4.3 above shall be paid to the Participant (or on his behalf to his Beneficiary), commencing upon the first day of the month following the Participant’s attainment of age 65, except that in the case of a Participant who has at least 15 Years of Service for vesting purposes at the time of his Separation from Service such benefit shall commence on the first day of the month following the Participant’s attainment of age 55.

5.1.4. Disability Retirement Benefit.

5.1.4.1. Commencement of Benefit. Except as otherwise provided, upon the Board of Directors’ approval of a Participant’s Disability Retirement application under Section 4.4.2, such benefit shall commence as of the first day of the month following the Participant’s Disability Retirement.

5.1.4.2. Cessation of Benefit. A Participant’s Disability Retirement benefit under this Plan shall cease on the earliest of: (1) the date of the Participant’s death (subject to the form of benefit elected by the Participant); (2) the date the Participant ceases to have a Disability; or (3) the date a Participant attains age 65, at which time the Participant shall continue to receive his Disability Retirement benefit as a Normal Retirement benefit.

5.1.5. Specified Employees. Notwithstanding the foregoing, if the Participant is a Specified Employee when payments would otherwise commence, and such payments would otherwise subject the Participant to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect thereto) if the payment or benefit would commence within six months of a Separation from Service, then such payments shall not commence until the first day which is at least six months after the date of such Separation from Service. All payments, which would have otherwise been required to be made to the Participant over such six month period, shall be paid to the Participant in one lump sum payment as soon as administratively feasible after the first day which is at least six months after the date of such Participant’s Separation from Service. Thereafter, payments shall continue as if there had been no delay in the commencement of payments pursuant to this Section 5.1.5.

5.1.6. Involuntary Cashout. Subject to Section 5.1.5, notwithstanding the time of payment set forth in Sections 5.1.1 through 5.1.4, and the form of payment provided in Section 5.2, payment of a Participant’s benefit shall be made under any of the circumstance required, or in the sole discretion of the Board of Directors, permitted, under Section 409A of the Code.

5.1.7. Certain Permitted Delays. Notwithstanding any other provision of the Plan to the contrary, in the sole discretion of the Board of Directors, amounts payable hereunder may be delayed after the date(s) specified under this Article V under circumstances permitted under Section 409A of the Code.

5.2. Form of Payment.

5.2.1. Unmarried Participants. The normal form of payment of the benefit under this Plan shall be a monthly annuity for the life of the Participant continuing until the last payment due before his death. Such a Participant may elect an optional form of payment under Section 5.2.3.

5.2.2. Married Participants. The normal form of payment of the benefit under this Plan for a married Participant shall be a joint and 50% survivor annuity which is the Actuarial Equivalent of the normal form of benefit for an unmarried Participant, and which provides a monthly annuity for the life of the Participant and his surviving spouse. Such a Participant may elect an optional form of benefit under 5.2.3.

5.2.3. Optional Form. In lieu of the normal form of benefit payment provided in Section 5.2.1 or 5.2.2, as applicable, a Participant may elect, in a manner designated by the Board of Directors, one of the following forms of benefit payment, each of which shall be the Actuarial Equivalent of the normal form of benefit payment for an unmarried Participant described in Section 5.2.1:

5.2.3.1. a single life annuity; or

5.2.3.2. a joint and survivor annuity providing an annuity for the life of the Participant with either 25%, 50%, 75%, or 100% of such benefit continuing after the Participant’s death for the remainder of the lifetime of the Participant’s Beneficiary.

A Participant may elect an optional form of benefit under this Plan at any time prior to the date upon which such Participant’s benefit commences.

In the event a Participant’s pension or his spouse’s survivor annuity under the Constar Plan is subject to a qualified domestic relations order, the supplemental pension or supplemental spouse’s survivor annuity provided by this Plan shall be paid without regard to the order, unless the order specifically applies to benefits payable under this Plan.

5.3. Pre-Retirement Death Benefits.

5.3.1. Unmarried Participants. No pre-retirement death benefits shall be paid under the Plan if an unmarried Participant dies before the earlier of (i) the date payment commences, or (ii) in the case of a Participant whose payment is delayed under Section 5.1.4, the date payment would have commenced absent such delay.

5.3.2. Married Participants. If a married Participant who has a vested benefit under the Plan dies before the earlier of (i) the date payment commences, or (ii) in the case of a Participant whose payment is delayed under Section 5.1.4, the date payment would have commenced absent such delay, the Participant’s spouse, if living as of the date of the Participant’s death, shall receive as a spouse’s pre-retirement death benefit as provided in Section 5.3.3.

5.3.3. Amount and Time of Payment of Spouse’s Preretirement Death Benefit. The monthly death benefit payable to the spouse of a deceased vested Participant shall be equal to the benefit that would have been paid to such spouse under Section 5.2.2, if

5.3.3.1. in the case of a Participant who dies after becoming eligible to Retire, the Participant had a Separation from Service on the day before his death without electing an optional form of benefit under Section 5.2.3.

5.3.3.2. in the case of a Participant who dies before becoming eligible to Retire, the Participant had survived until becoming eligible to Retire, had a Separation from Service on that date, and died on the next day without electing an optional form of benefit under Section 5.2.3.

If the Participant dies after becoming eligible to Retire, benefit payments shall begin on the first day of the month following the date of the Participant’s death. If the Participant dies before becoming eligible to Retire, benefit payments shall begin on the first day of the month following the date on which the Participant would have become eligible to Retire.

ARTICLE VI.– VESTING

6.1. Except as provided in Section 6.2 and Article VII, a Participant shall become vested in his benefit under this Plan on the earliest of (1) the date on which the Participant is credited with five (5) Years of Service for vesting purposes or (2) the date on which the Participant reaches age 65. A Participant who terminates employment with the Company prior to being vested hereunder shall not be entitled to any benefit under this Plan.

6.2. Notwithstanding anything herein to the contrary, a Participant whose employment is terminated by the Company for Cause shall not be entitled to any benefit under this Plan.

ARTICLE VII. – CHANGE IN CONTROL

7.1. Upon a Change in Control, the Participant shall become 100% vested in his accrued benefit under this Plan, and shall be entitled to an immediate lump sum payment of the Actuarial Equivalent of the benefit to which he would be entitled if he had a Normal Retirement on the day of the Change in Control.

ARTICLE VIII. – SOURCE OF FUNDS

8.1. In General. This Plan shall be unfunded, and, except as provided in Section 8.2 below, payment of benefits hereunder shall be made from the general assets of the Company. Any assets that may be set aside, earmarked, or identified as being intended for the provision of benefits under this Plan, shall remain assets of the Company and shall be subject to the claims of its general creditors. Each Participant and such Participant’s Beneficiary shall be a general creditor of the Company to the extent of the value of his benefit accrued hereunder, and he shall have no right, title, or interest in any specific asset that the Company may set aside or designate as intended to be applied to the payment of benefits under this Plan. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

8.2. Trust. Notwithstanding Section 8.1 above, assets may, at the sole discretion of the Company, be set aside in a Trust and earmarked as being intended for the provision of benefits under this Plan provided all of the following requirements are met:

8.2.1. Participants continue to be general and unsecured creditors of the Company with respect to their benefits under the Plan and the assets set aside in the Trust;

8.2.2. In the event of the Company’s bankruptcy or insolvency, assets set aside in the Trust are subject to the claims of the Company’s creditors;

8.2.3. The Chief Executive Officer of the Company and the Board of Directors have a duty to inform the Trustee of the Company’s bankruptcy or insolvency;

8.2.4. The Trust provides that, upon receipt of the notice described in Section 8.2.3 above, the Trustee shall stop paying benefits to Participants and their Beneficiaries; and

8.2.5. Upon a determination of the Company’s bankruptcy or insolvency, the Trustee shall hold the assets set aside in the Trust for the benefit of the Company’s creditors (including the Participants and Beneficiaries under this Plan) and deliver them as a court of competent jurisdiction may direct.

ARTICLE IX. – ADMINISTRATION

9.1. In General. This Plan shall be administered by the Board of Directors or its delegate. The Board of Directors shall ultimately have sole discretion to construe and interpret the provisions of the Plan and to determine finally all questions concerning benefit entitlements, including the power to construe and determine disputed or doubtful terms. However, the appointed delegate of the Board of Directors may exercise such responsibilities in the first instance. To the maximum extent permissible under law, the determinations of the Board of Directors on all such matters shall be final and binding upon all persons involved.

9.2. Records and Reports. The Board of Directors or its delegate shall keep a record of its proceedings and actions and shall maintain all books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Board of Directors or its appointed delegate shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Company are properly available therefor.

9.3. Payment of Expenses. The Company shall pay all expenses of administering the Plan. Such expenses shall include any expenses incident to the functioning of the Board of Directors or its delegate.

9.4. Indemnification of Liability. The Company shall indemnify the members of the Board of Directors and any employee of the Company to whom the Board of Directors may delegate its duties under the Plan, against any and all claims, losses, damages, expenses, and liabilities arising from the responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

ARTICLE X. – CLAIMS PROCEDURE

The Board of Directors shall administer a claims procedure as follows:

10.1. Initial Claim. A Participant or Beneficiary who believes himself entitled to benefits hereunder (the “Claimant”), or the Claimant’s authorized representative acting on behalf of such Claimant, may make a claim for those benefits by submitting a written notification of his claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Board of Directors.

10.2. Procedure for Review. The Board of Directors shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media. A Participant or Beneficiary may designate another individual to act as his authorized representative with respect to a claim for benefits under the Plan by providing a written notice of such authorization to the Board of Directors. Such designation must provide reasonable detail regarding the identity of the authorized representative. A Participant or Beneficiary may have only one authorized representative at any time.

10.3. Claim Denial Procedure. If a claim is wholly or partially denied, the Board of Directors shall, notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Board of Directors determines that special circumstances require an extension of time for processing the claim. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Board of Directors expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action following an adverse benefit determination on review.

10.4. Appeal Procedure. In the case of an adverse benefit determination, the Claimant or his representative shall have the opportunity to appeal to the Board of Directors for review thereof by requesting such review in writing to the Board of Directors within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. The Claimant or his representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Board of Directors shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

10.5. Decision on Appeal. The Board of Directors shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Board of Directors determines that special circumstances require an extension of time for processing the appeal. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Board of Directors expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim, and (iv) a statement of the Claimant’s right to bring a legal action.

10.6. Litigation. In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who desires to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial. Failure to file such action by the prescribed time will forever bar the commencement of such actions.

ARTICLE XI. – NONALIENATION OF BENEFITS

Except as hereinafter provided with respect to marital disputes, none of the benefits or rights of any Participant or Beneficiary shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his Beneficiary. Neither the Participant nor his Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he may expect to receive, contingently or otherwise, under this Plan. In cases of marital dispute, the Company will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any harm that arises out of the Company’s obeying the final order of any state or federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

ARTICLE XII. – AMENDMENT AND TERMINATION

12.1. The Board of Directors reserves the right to amend the Plan at any time and from time to time in any fashion and to terminate the Plan at any time. In the event of a Plan termination, benefits accrued at the time of such termination shall be paid in accordance with Article V, provided that the Company may accelerate payments to the extent permitted under Section 409A of the Code.

12.2. No amendment or termination of the Plan shall reduce the benefits accrued under the Plan by any Participant up to the date of such amendment or termination (except that a Participant’s accrued benefit may be decreased by his continued participation in the Constar Plan or the Crown Plan).

ARTICLE XIII. – NO CONTRACT OF EMPLOYMENT

Nothing contained herein shall be construed as conferring upon any person the right to be employed by the Company or to continue in the employ of the Company.

ARTICLE XIV. – APPLICABLE LAW

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Delaware, to the extent not superseded by federal law.

ARTICLE XV. – SUCCESSORS

The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

ARTICLE XVI. – HEADINGS

The headings of the Sections and Articles of the Plan are for reference only. In the event of a conflict between a heading and the contents of a Section, the contents of the Section shall control.

ARTICLE XVII. – NUMBER AND GENDER

Whenever any words used herein are in the singular form or in the masculine form, they shall be construed as though they were also used in the plural form or in the feminine or neuter form in all cases where they would so apply.

To record the adoption of this amendment and restatement of the Plan, the Company has caused its authorized officers to affix its corporate name and seal effective as of the day and year first written above.

[CORPORATE SEAL]		CONSTAR INTERNATIONAL INC.

Attest:	/s/ David Waksman	By:	/s/ A. Alexander Taylor